  CONFIDENTIAL TREATMENT REQUESTED AS TO THOSE PORTIONS MARKED WITH ASTERISKS
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    (***) AND THOSE PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION
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                                                                   EXHIBIT 10.42

                         ALLEGHENY - INTERNATIONAL PAPER
                        TRANSPORTATION SERVICE AGREEMENT
                                 (49 USC 10713)

     This AGREEMENT ("Agreement") entered into this 24th day of November 1992 between ALLEGHENY RAILROAD ("Allegheny"), a corporation of the Commonwealth of Pennsylvania, and INTERNATIONAL PAPER COMPANY ("IP"), a corporation of the state of New York.

     WHEREAS, Hammermill Paper Company, predecessor of IP, in 1985 acquired from Consolidated Rail Corporation ("Conrail") and others, a line of railroad which runs from milepost 2.8 at Erie, Pennsylvania to Milepost 149.9 at Emporium, Pennsylvania ("Erie-Emporium Line") and certain ancillary trackage connecting thereto;

     WHEREAS, Hammermill Paper Company, upon acquisition of all properties that form the Erie-Emporium Line, formed a subsidiary, the Allegheny Railroad, to rehabilitate the line and provide rail service to shippers on and via said Erie-Emporium Line;

     WHEREAS, Hammermill Paper Company, also executed a Transportation Service Agreement (ICC-CR-C-1991) with Conrail for the provision of unit train service ("Unit Train") between points in the state of Pennsylvania via said Erie-Emporium Line for account of Hammermill Paper Company;

     WHEREAS, Hammermill Paper Company, as owner of the Allegheny, granted Conrail a Unit Train operating easement over the Erie-Emporium Line to facilitate that Unit Train operation;

     WHEREAS, International Paper Company, and Allegheny as successors to Hammermill Paper Company, now wish to clearly delineate Allegheny as railroad versus IP as shipper/receiver of commodities via the Unit Train, and want to set forth the rights and duties of the parties to facilitate a continuation of that Unit Train operation.

     The parties hereto, intending to be legally bound, agree as follows:

     1. EFFECTIVE DATE; TERM OF AGREEMENT. Subject to execution of the Conrail-Allegheny Operating Contract, and if this Agreement is approved by the Interstate Commerce Commission (ICC), then its terms and conditions shall be effective from date of filing (the day following the issue date shown on the Contract title Page, i.e., Effective Date), as authorized by 49 CFR 1313.3(a).

     Prior to January 1, 1992, the parties reached an agreement (which they now ratify) that, once the Agreement has been approved by the Interstate Commerce Commission, its provisions including the rates charged herein will be applied to all Unit Train movements hereunder on or after January 1, 1992, (Application
Date) to the extent authorized by 49 CFR 1313.3(c).

     Subject to Section 5(b), the term of this Agreement, hereinafter referred to as the "Contract Term", is six (6) years from the Application Date through and including December 31, 1997. This Agreement is subject to termination or annual suspension by IP at the end of any applicable calendar year commencing on December 31, 1993, upon at least sixty (60) days prior written notice to Allegheny.

     Notwithstanding the foregoing, however, Allegheny may terminate this Agreement by thirty (30) days written notice to IP in the event that Allegheny (after obtaining any necessary regulatory approval) abandons or discontinues service on all or a part of the Erie-Emporium Line, and IP may terminate this Agreement by thirty (30) days' written notice to Allegheny in the event that Conrail (after obtaining any necessary regulatory approval) abandons or discontinues service on all or a part of the Erie City or Port Allegany-Lock Haven lines; in either such event the parties hereto shall be relieved of all unaccrued obligation remaining under this Agreement after the date of termination, including a pro rata reduction in the Appendix A-1 annual revenue commitment between the parties with respect to Unit Train Operations over the Erie Emporium Line. Allegheny shall serve IP with copies of all notices or applications which Allegheny files with the ICC for the purpose of obtaining such abandonment approval. IP shall provide Allegheny with copies of all notices which Conrail provides relative to any involved abandonment, etc.

     2. TRANSPORTATION SERVICE.

          (a) Unit Train Hours of Operation and Commodities to be Hauled. Subject to the terms set forth in this Agreement, Allegheny shall facilitate the movement of the IP-Conrail Unit Train on and via its Erie-Emporium Line, and subject to the terms set forth in the Conrail-Allegheny Operating Contract ("Contract"), Conrail shall provide Unit Train rail service solely for IP on or via the Erie-Emporium Line owned by Allegheny (including stops at two points for pick up and drop off of loaded and empty cars) between the hours of 7 P.M. and 7 A.M., with Unit Train operation on said Erie-Emporium Line outside said hours permitted at the discretion of Allegheny's dispatcher, for the transportation of wood fiber (STCC 24-11) and woodpulp (STCC 26-111) between points in Pennsylvania on the Allegheny and Conrail via named lines.

          (b) Scheduling. Conrail will provide crews, locomotives, and all boxcar equipment necessary for it to establish round trip transportation service for unit trains between Erie and Lock Haven as ordered by IP up to three times per week in each direction together with local service between Emporium and Port Allegany sufficient to deliver loaded and empty IP cars between the wood fiber sourcing operations at Port Allegany and each connecting Unit Train passing through Emporium. Allegheny has granted Conrail an easement to operate the Unit Train over the Erie-Emporium Line and will provide all maintenance necessary to insure that the Unit Train can transit the Erie-Emporium Line in eight (8) hours or less inclusive of two 30-minute stops on line. Allegheny shall conduct its railroad operations and roadbed construction and repairs so as not to interfere with Conrail's performance of its Unit Train contractual obligations.

          (c) Billing. IP will provide Conrail with a Uniform Commercial Straight Bill of Lading ("Bill of Lading") indicating the number of loaded and empty cars that are to move on each round-trip Unit Train. The Bill of Lading will segment the carload movements by commodity and origination (i.e. Woodpulp - Erie to Lock Haven and Wood Fiber - Emporium to Erie, Kane to Erie and Port Allegany to Erie). In addition, IP will provide Conrail and Allegheny with a "Unit Train Billing Summary" for each Unit Train movement. The Unit Train Billing Summary in addition to providing the detail of the loaded and empty car movements will also provide the calculation of carload weights and the basis of charges assessed for each Unit Train for 1992. The Uniform Commercial Straight Bill of Lading and Unit Train Billing Summary are incorporated herein and are shown in Exhibits 1 and 2, respectively. Payment for years 1993 and thereafter shall be rendered monthly as provided in Appendix A-1.

          (d) Contract Carrier Service. IP recognizes and agrees that when providing service pursuant to this Agreement and while operating under this Agreement on any portion of the Erie-Emporium Line in the performance of such service, Allegheny shall be acting solely as a non-regulated, contract carrier and not as a common carrier subject to regulation by the ICC or other Federal or State regulatory agencies.

          (e) Unit Train Coordinating Team. A Unit Train Coordinating Team shall be established and shall consist of at least one representative each from Allegheny, Conrail, and IP. The Team shall meet at least quarterly to discuss the expected scope of operations; i.e., number of trains, train start and finish times, the number of trailing cargo units, maintenance of track, seasonal shutdowns or any other item that might impact the Unit Train operation during the next three to six weeks.

          (f) Unit Train Transit Performance Standard. Each Unit Train operating via the Erie-Emporium Line, covered by this Agreement is scheduled to complete the full trip between Lock Haven and Erie within twelve (12) hours (determined by the interval between the time when Conrail's road crew comes on duty at Lock Haven and goes off duty at Erie, or vice versa for the return trip), with a transit time allowance of eight (8) hours over the Erie-Emporium Line including stops of 30 minutes each for pick up and drop off of loaded and empty cars at two points on the Erie-Emporium Line ("Allegheny Unit Train Transit Standard"), and a transit time allowance of four (4) hours over the remainder of the trip between Lock Haven and Erie, including one 30 minute stop for pick up and drop off of loaded and empty cars at Emporium on the Port Allegany-Lock Haven Line.

          (g) Deviation From Unit Train Transit Performance Standard. If a Unit Train does not complete the trip between Lock Haven and Erie or vice-versa within *** but not more than *** due in whole or in part to failure to traverse the Erie-Emporium Line within *** inclusive of *** on Line, resulting from circumstances within Allegheny's control, then IP may assess Allegheny Liquidated Damages of *** for each hour (or fraction thereof) attributable to Allegheny that said Unit Train is delayed in excess of that eight (8) hour Allegheny Unit Train Transit Standard.

          If a Unit Train does not complete the trip between Lock Haven and Erie or vice-versa within *** hours due to failure to traverse the Erie-Emporium Line, inclusive of *** on Line, within *** resulting from circumstances within Allegheny's control, then IP shall have the right to reroute the Unit Train over Buffalo. In that event Allegheny shall be obligated to move loaded and empty IP cars between Kane and Erie, Pennsylvania connections with Conrail without charge to Conrail and at a charge to IP of *** per loaded car mile and without compensation under Appendix A hereto. Where appendix A-1 applies the annual revenue commitment shall be reduced by *** for each such round trip Unit Train rerouted over Buffalo. The reroute shall continue until such time as Allegheny remedies the transit situation to safely permit Unit Train operations within the Allegheny Unit Train Transit Standard to the satisfaction of IP and Conrail.

     3. PAYMENTS BY INTERNATIONAL PAPER

          (a) Transportation Charges. As compensation for the service Allegheny provides under this Agreement, IP shall pay shall be based on rates and charges found in Appendices A and A-1 and will be made by IP in the following manner as applicable:

     Appendix A:         (i)  On the first Friday of the month for Unit Train
                              traffic for the 1st through the 15th of the previous month.

                         (ii) On the second Friday of the month for Unit Train
                              traffic from the 16th through the end of the previous month.

     Appendix A-1:            Monthly payment in arrears.

          IP shall remit all payments due Allegheny to such address of which Allegheny notifies IP in writing.

          The procedures involved in processing claims by Allegheny or IP to recover charges are identical to standards imposed in common carriage specified in 49 U.S.C. 11706.

     4. MAINTENANCE AND INSPECTION OF ERIE-EMPORIUM LINE. Allegheny agrees, for consideration named in Appendix A and without expense to Conrail or further expense to IP, to maintain the Erie-Emporium Line in such condition as will permit the continuing satisfaction of the Allegheny Unit Train Transit standard.

     Allegheny, at its own expense and no less frequently than annually, shall engage the services of a track geometry inspection service to run over the entire Erie-Emporium Line for the express purpose of definitively establishing
(i) the actual FRA track classification of each segment of the Erie-

Emporium Line and (ii) whether said Erie-Emporium Line meets the Section 2(f) Allegheny Unit Train Transit Standard. One (1) original complete copy of the inspection report shall be mailed to Conrail (at the following address:
Consolidated Rail Corp., 2001 Market Street 17NO, P. O. Box 41417, Philadelphia, PA 19101-1417, Attn: Senior Vice President - Operations) at the same time said report is mailed to Allegheny and IP. Failure to perform said inspection at least annually but not more than fifteen (15) months apart shall be considered a material default of this Agreement and IP, upon 30 days' written notice to Allegheny and without further liability, may either cancel this Agreement or reduce the charges due Allegheny under Appendix A or A-1, as applicable by ten percent for the duration of the default. In the event of termination IP shall not be liable to compensate Allegheny for any foregone Unit Train revenue under Appendix A and any Appendix A-1 annual revenue guarantee shall be reduced pro rata for the remainder of the annual period or for the duration of the default as applicable. Allegheny may cure this default if, within said 30 day notice period, the required full inspection is performed and Allegheny promptly provides Conrail and IP a copy of the inspection results for the entire Erie-Emporium Line.

     5. EXCUSES FROM PERFORMANCE UNDER THE CONTRACT.

          (a) Definition of Force Majeure. For purposes of this Agreement force majeure shall include, but nor be limited to acts of God, floods, storms, earthquakes, hurricanes, tornadoes, or other severe weather or climatic conditions; acts of public enemy, war, blockade, insurrection, vandalism or sabotage; fire, accident, wreck, derailment, washout or explosion; any strike or labor dispute experienced by the parties or by third parties; embargoes or Association of American Railroads service orders; or governmental laws, orders or regulations; any of which events require the shutdown of any portion of the involved Allegheny or Conrail lines or of any portion of IP's pulp or paper manufacturing facilities in Erie or Lock Haven, Pennsylvania, or related wood fiber sourcing operations in Pennsylvania, or otherwise prevent either party from fulfilling its obligations hereunder.

          (b) Suspension of Obligations. If occurrences outside the control of the parties, including force majeure, as set forth in Section 5(a), but not limited thereto, prevent either of the parties from meeting its obligations hereunder, then the obligations of such party under this Agreement shall be abated to the extent, but only to the extent made necessary by such force majeure and during its continuance, provided that reasonable efforts are made to eliminate the effect of such force majeure and neither party shall be liable to the other for loss, damage, or delay caused by such force majeure. In the event that either party invokes force majeure, the annual term of this Agreement shall be extended for a period of time equivalent to the force majeure period(s) during said term.

          (c) Allegheny Notices Concerning Force Majeure. (i) Where possible Allegheny shall provide IP and Conrail with written notice concerning any situation of which Allegheny is aware which may require Allegheny to invoke force majeure and the anticipated duration thereof; (ii) written notice of the event and a short description of the impact (including anticipated duration) shall accompany the actual invocation of force majeure by Allegheny; (iii) as soon as it appears that the force majeure situation is coming to an end, Allegheny shall provide IP and Conrail verbal and written notice of the date on which it expects the situation giving rise to force majeure to be corrected and full service to resume; (iv) Allegheny shall not forfeit any right to proceed under the force majeure provisions of this Agreement by not invoking such provisions at the time it first learns of a force majeure situation.

          (d) IP Notices Concerning Force Majeure. (i) Where possible IP shall provide Allegheny and Conrail with written notice concerning any situation of which IP is aware which may require IP to invoke force majeure and the anticipated duration thereof; (ii) written notice of the event and a short description of the impact (including anticipated duration) shall accompany the actual invocation of force majeure by IP; (iii) as soon as it appears that the force majeure situation is coming to an end, IP shall provide Alleqheny and Conrail verbal and written notice of the date on which it expects the situation giving rise to force majeure to be corrected and full service to resume; (iv) IP shall not forfeit any right to proceed under the force majeure provisions of this Agreement by not invoking such provisions at the time it first learns of a force majeure situation.

          (e) Rerouting of Unit Train Over Buffalo. In the event of force majeure on the Allegheny, the Allegheny shall move loaded and empty IP cars between Kane, Pennsylvania and either the Erie or Emporium, Pennsylvania connections with Conrail, as appropriate, at a charge to IP of two dollars ($2.00) per loaded car mile and without compensation under Appendices A or A-1 hereto.

          (g) Right of Termination After Extended Suspension. Should force majeure result in the suspension of performance by one or both parties to this Agreement for a period of one hundred and eighty (180) consecutive days or more, either party may terminate this Agreement upon 30 days advance written notice to the other.

     6. LIABILITY; INDEMNITY.

          (a) General. As between the parties hereto responsibility for loss of or damage to property (hereinafter referred to as damage) and injury to or death of persons (hereinafter referred to as injury) shall be governed by Paragraphs (b) and (c) of this Section. Except as otherwise provided in Paragraph (b), the party which is responsible shall release the other party from responsibility for such injury or damage and shall defend, indemnify, protect, and save harmless the other party (and its officers, agents, and employees) from and against all claims, actions, liability, judgements, loss, and expenses (including legal expenses and attorneys' fees) in connection with, or arising out of, such injury or damages.

          (b) Allocation of Liability. Without limiting any remedies to which IP or Allegheny would be entitled as a matter of law or equity, the Parties hereby agree that all liability, loses, costs, or expenses (including death) and property damage shall be borne by the Parties as follows:

               (i) Negligence of IP. IP shall be solely responsible for, and shall bear all liability, losses, costs, or expenses (including reasonable attorneys' fees) resulting from personal injury (including death arising therefrom) and loss and damage to property caused by the negligence of IP, its agents or employees, or by the violation by IP, its agents or employees of any term or provision of this Agreement. IP hereby agrees to indemnify and hold Allegheny harmless from all such liability, losses, costs, or expenses including reasonable attorneys' fees.

               (ii) Negligence of Alleqheny. Allegheny shall be solely responsible for, and shall bear all liability, losses, costs, or expenses (including reasonable attorneys' fees) resulting from personal injury (including death arising therefrom) and loss and damage to property caused by the negligence of Allegheny, its agents or employees, or by the violation by Allegheny, its agents or employees of any term or provision of this Agreement. Allegheny hereby agrees to indemnify and hold IP harmless from all such liability, losses, costs, or expenses, including reasonable attorneys' fees.

               (iii) Joint or concurrent Negligence. Notwithstanding the provisions of Section (i) or (ii) hereof, all liability, losses, costs, or expenses (including reasonable attorneys' fees) resulting from personal injury (including death arising therefrom) or loss or damage to property caused by the joint or concurrent negligence of IP and Allegheny shall be borne by them to the extent each is determined to be negligent either by agreement between the Parties or by final judgment of a court of competent jurisdiction. In the event that negligence is not apportioned by agreement between the Parties or by a court of competent jurisdiction, such liability, losses, costs, or expenses shall be shared by Allegheny and IP equally.

          (c) IP Lading and Rail Equipment. Allegheny shall be liable to IP for loss or damage to lading or to IP's rail equipment when it results from Allegheny's fault or negligence while supporting the Unit Train transportation service here involved, provided however, that Allegheny shall not be liable for consequential, special, indirect or punitive damages, interest, or for attorneys' fees, or for any amount in excess of IP's full actual loss on the commodities shipped or to IP's equipment. Except to the extent they conflict with the above provisions, all loss and damage claims shall be handled in accordance with, and subject to, Title 49 of the Code of Federal Regulations Part 1005;

     the Contract Terms and Conditions of the Uniform Straight Bill of Lading in the form of Exhibit 1 attached hereto and incorporated herein by reference; and Title 49 United States Code, Section 11707.

          (d) Acts of Third Parties. Unless otherwise specifically agreed in writing by the parties hereto, the acts or omission of any tenant, licensee, or grantee of Allegheny (other than Conrail or its successors or assigns) occurring on the Erie-Emporium Line shall, for the purposes of this Section, be deemed the acts or omissions of Allegheny. Unless otherwise specifically agreed in writing by the parties hereto, the acts or omission of any tenant, licensee, or grantee of IP shall, for the purpose of this Section, be deemed the acts or omissions of IP.

          (e) Allegheny Insurance Coverage. Allegheny agrees promptly after execution of this Agreement to take steps (including notification of its respective insurance carriers) to assure that the indemnities and waivers of recovery provided for in this Section shall not invalidate, or preclude recovery under, any applicable policies of insurance which Allegheny may have; and upon its request, Allegheny shall furnish IP copies of the certificate from its insurance carriers to such effect.

          (f) Wrecking or Rerailinq Service. Notwithstanding Section 6(b) and in the event that negligence of Allegheny is not the proximate cause of the derailment then upon IP request Allegheny shall perform and IP shall pay for wrecking and rerailing service for all cars and equipment owned or leased by IP that are involved in a Unit Train derailment or wreck while on the Erie-Emporium Line. Allegheny shall arrange for delivery to or deliver to IP all cars and equipment, and salvage from the same, so picked up and removed from the Erie-Emporium Line in the course of performing wrecking or rerailing service.

     7. ASSIGNMENTS.

          (a) General. Neither IP nor Allegheny shall assign its rights under this Agreement without the prior written consent of the other. Neither party shall withhold its consent unreasonably.

          (b) Transfer of Rail Service to Other Carrier. In the event that all or a portion of the Erie-Emporium Line involved in the provision of Unit Train transportation service under this Agreement is sold or transferred to another carrier, Allegheny shall require the acquiring entity to participate in this Agreement on terms not materially different from those of this Agreement. Allegheny may terminate this Agreement upon one hundred eighty (180) days written notice to IP if a sale or transfer renders Allegheny operations hereunder impossible or substantially more burdensome. Termination of the Agreement by Allegheny in accordance with this provision shall not relieve or release either party hereto from any obligation assumed or from any liability which may have arisen or been incurred by either party under any provision of this Agreement prior to the termination thereof, except that any Appendix A-1 annual revenue guarantee shall be reduced pro rata for the remainder of the annual period.

     8. NOTICES. Unless otherwise specified herein, all notices, requests, consents, demands, or other communications desired or required to be given by one party to the other shall have been deemed to have been given only when received via United States mail, certified, return receipt requested, directed to the recipient as follows (or at such other addresses as either of the parties hereto may designate by written notice to the other party hereto):

     If to Allegheny:

          President
          Allegheny Railroad
          316 Pine Street
          Warren, Pennsylvania 16365

     If to International Paper Company:

          Manager, U. S. Distribution Operations
          International Paper Company
          6400 Poplar Avenue
          Memphis, Tennessee 38197

     Matters of an emergency or operating nature may be communicated by telephone, telegraph or other reasonable means and shall be confirmed in writing as soon as practicable thereafter.

     9. GENERAL.

          (a) Entirety of Agreement. This Agreement, together with the Unit Train Easement Operating Agreement and the Short Line Operating Agreement executed in May 1985 by Conrail and Hammermill, predecessor to Allegheny, sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and may not be amended except by further written instrument executed by the parties hereto. Except as just noted, any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Section headings and captions shall not be considered in interpreting this Agreement.

          (b) Statements in Documents. All statements or undertakings contained in any certificate, instrument or document delivered by or on behalf of either party pursuant to this Agreement shall be deemed, respectively, representations and warranties by the party responsible for such statement or undertaking.

          (c) Survival of Obligations. Obligations of either party arising or accruing prior to the expiration or termination of this Agreement shall survive such expiration or termination and shall be binding upon and inure to the benefit of, and be enforceable by, the successors and assigns of the respective parties.

          (e) Governinq Law. This Agreement and the rights and obligations accruing hereunder shall be construed and enforced in accordance with the laws of Pennsylvania.

          (f) Appendices and Exhibits. All appendices and exhibits referred to in this Agreement are intended to be, and are hereby, specifically made a part of this Agreement.

          (g) Waiver. No waiver by either party of any right or of any failure of, or refusal by, the other party to comply with its obligations under this Agreement shall be deemed a waiver of any right or of any other or subsequent failure or refusal to so comply.

          (h) Best Efforts. Each party shall use its best efforts to expedite the obtaining of any governmental approvals required in connection with any of the transactions contemplated by this Agreement.

          (i) Right of Audit. In case of a dispute or disagreement as to the proper application of any provision of this Agreement, both Allegheny and IP shall have the right to audit the pertinent books and records of the other party, insofar as permitted by law, at the expense of the party requesting such audit.

          (j) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (k) Time. Time shall be of the essence of this Agreement.

          (1) Equitable Adjustment of Open Items Upon Termination. In the event that Unit Train shipments under this Agreement are in transit at the time of its expiration, termination or suspension for reasons other than the events of force majeure provided for in Section 5, as determined by the waybill for such Unit Train shipments being dated prior to such expiration, termination or suspension, then such shipments and the charges therefor shall be subject to the terms and conditions hereof. In the event that charges for shipments under this Agree-subsidiary companies.

     IN WITNESS WHEREOF, the authorized officials of the parties hereto have caused this Transportation Service Agreement to be duly executed as of the day and year first above written.


ALLEGHENY RAILROAD                      INTERNATIONAL PAPER COMPANY


By:  /s/ W.V. Gentilman                 By:  /s/ W.P. Crawford
     -----------------------                 -----------------------------
     President                               Vice President - Logistics


CEM:ALY--IP.CTR

                                   APPENDIX A

                                      1992

                 Allegheny - IP Transportation Service Agreement

     For maintenance of the Erie-Emporium Line to the Allegheny Unit Train Transit Standard and for a continued grant of the Unit Train Operation Easement (at no charge to Conrail) in support of the Unit Train operation during 1992, IP shall pay Allegheny as full compensation for the aforesaid for each round trip Unit Train transiting the Erie-Emporium Line the following round trip train charge based on the number of billable locomotives necessary to handle the tonnage parameters listed:

   Number of
  Locomotives                        Tonnage                    Round Trip
   (4 Axles)                       Parameters*                  Train Cost
   ---------                       -----------                  ----------
       3                              3,637                       $12,559
       4                              4,980                       $15,561
       5                              6,323                       $17,879
       6                              7,549                       $20,535

* Tonnage Parameters (cars and lading only) can be increased by 10% from Kane to Erie Westbound and from Erie to Lock Haven Eastbound.

                                  APPENDIX A-1

                                   1993 - 1997

                 Allegheny - IP Transportation Service Agreement

     For maintenance of the Erie-Emporium Line to the Allegheny Unit Train Transit Standard and for a continued grant of the Unit Train Operation Easement (at no charge to Conrail) in support of the Unit Train operation during the calendar years 1993 through 1997 IP shall pay Allegheny as full and complete compensation for the aforesaid, subject to Sections 2(g), 4, 5, and 7(b), an annual fee in the amount of $1,250,000.00 payable in monthly installments in arrears. If annual inflation as measured by the Producer Price Index exceeds 5%, Allegheny may reopen discussions with IP on an upward adjustment of the $1,250,000 annual fee. Should annual Unit Train movements over the Allegheny generate more than 8,000 loaded cars, IP shall pay Allegheny $125.00 per car for all loaded cars in excess of the initial 8,000 loaded cars moved annually via the Erie-Emporium Line in Unit Train service.

                                   APPENDIX B

                            Specifications of IP Cars

Gondola Car Type 1:                Outside length of 63 feet, 9
                                   inches, loaded capacity of 190,000 pounds and 6500 cubic feet, designated HPAX in the Official Railway Equipment Register.

Gondola Car Type 2:                Outside length of 58 feet, 2
                                   inches, loaded capacity of 154,000 pounds and 4,629 cubic feet level full, designated
                                   "TPPX or IPCX" in the Official Railway
                                   Equipment Register.

Rack Car Type 1:                   Outside length of 75 feet, 7 inches, loaded
                                   capacity of 199,000 pounds, designated "HPAX" in the Official Railway Equipment Register.


                         Specifications of Conrail Cars

Box Car Type:                      Inside length not exceeding 52 feet, 8
                                   inches, designated "XM" in the Official
                                   Railway Equipment Register, or any other box car supplied by Conrail to IP into which IP can load a minimum of 110,000 pounds of wood pulp and which is otherwise acceptable to IP.

                                    EXHIBIT 1

                                 BILL OF LADING

                                   EXHIBIT 2

                           UNIT TRAIN BILLING SUMMARY


DATE:   /   /                                UT # _________________

           INBOUND                                 OUTBOUND
    (LOCK HAVEN TO KANE)                     (ERIE TO LOCK HAVEN)
    --------------------                     --------------------

# HPAX       TONS        TOTAL               # HPAX       TONS        TOTAL
# BXS        TONS        TOTAL               # BXS        TONS        TOTAL
# RACKS      TONS        TOTAL               # RACKS      TONS        TOTAL

                         -----                                        -----

TOTAL TONS

POWER TONS

VARIANCE                  XXXX
                         -----                                        -----

(KANE TO ERIE)                               ---------------------------------
                                             REMARKS:
# RACKS      TONS        TOTAL


TOTAL TONS
POWER TONS
VARIANCE

- --------------------------------------------------------------------------------

                                  LOADED CARS

KANE           -----------------             HPAX LAP       -----------------

EMPORIUM       -----------------             HPAX BL        -----------------

PORT ALY       -----------------             BOXES          -----------------

- --------------------------------------------------------------------------------

LOCOMOTIVE              TONNAGE LIMITS            APPLICABLE
  POWER             LH to KANE     BALANCE        BILLING (X)
  -----             ----------     -------        -----------
3 UNITS                3637         4001          ______________
4 UNITS                4980         5478          ______________
5 UNITS                6323         6955          ______________
6 UNITS                7549         8303          ______________

                                        SIGNED:   ______________________

                                        DATE:     ______________________

                                     - 27 -